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                                       13G
CUSIP No.      874263106                                    PAGE 13 OF 13 PAGES
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                                POWER OF ATTORNEY

         The undersigned, National Broadcasting Company Holding, Inc., a Delaware corporation (hereinafter referred to as the "Corporation") does hereby make, constitute and appoint the persons listed below as true and lawful agents and attorneys-in-fact (hereinafter referred to as the "Attorney") of the Corporation to act either together or alone in the name and on behalf of the Corporation for and with respect to the matters hereinafter described.

                  Name of Attorney: Elizabeth A. Newell
                                    Susan E. Weiner

                  Each Attorney shall have the power and authority to do the following:

                  To execute and deliver Schedule 13D, Schedule 13G or Forms 3, 4 and 5 or any amendments thereto required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 on behalf of the Corporation with regard to any securities owned by National Broadcasting Company Holding, Inc. or any of its subsidiaries.

         And, in connection with the foregoing, to execute and deliver all documents, acknowledgements, consents and other agreements and to take such further action as may be necessary or convenient of the Corporation in order to more effectively carry out the intent and purpose of the foregoing.

         Agreements, commitments, documents, instruments, and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon the Corporation without attestation and without affixation of the seal of the Corporation. The Power of Attorney conferred hereby shall not be delegable by any Attorney. The Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.

         Unless sooner revoked by the Corporation, this Power of Attorney shall be governed under the laws of the State of New York.

         IN WITNESS WHEREOF, the Corporation has caused this Power of Attorney to be executed, attested and its corporate seal to be affixed on this 8th day of February, 2000.


                                            NATIONAL BROADCASTING COMPANY
                                            HOLDING, INC.


                                            By:  /s/  Mark Begor
                                                 -------------------------------
                                                 Mark Begor
                                                 Vice President